Exhibit 99.2
ADVISORY AGREEMENT
BETWEEN
DR. PAUL CRAIG ROBERTS AND
A. SCHULMAN, INC.
This Advisory Agreement dated November 7, 2006, (the “Agreement”) sets forth the agreement by and between Dr. Paul Craig Roberts (“Dr. Roberts”) and A. Schulman, Inc. (“Company”) in connection with Dr. Roberts’ continuing relationship with the Company upon his retirement from the Board of Directors.
1. DR. ROBERTS’ UNDERTAKINGS AND OBLIGATIONS
In exchange for the undertakings and obligations of the Company set forth in Section 2 (and subject to the mutual understandings listed in Section 3), Dr. Roberts agrees that:
•	Beginning on January 1, 2007 and continuing through December 31, 2008, he will provide advice to the Company concerning economic and financial conditions affecting the business of the Company in North America, Europe and China (“Economic Advice”).

•	Dr. Roberts will be generally available to consult with executive management of the Company with regard to such Economic Advice up to a maximum of 16 hours per month.

•	On November 7, 2006, Dr. Roberts will tender his resignation and retire as a Director of the Company effective the earlier of the date of the 2006 Annual Meeting of Stockholders, currently scheduled for December 7, 2006, or December 31, 2006.

•	Dr. Roberts covenants and agrees that he will not reveal, divulge or make known to any person, firm or company, any Confidential Information without the prior express written consent of the Company. “Confidential Information” shall mean financial information, strategies and techniques, trade secrets, contract terms with vendors and suppliers, supplier lists and data, and such other confidential, proprietary, or sensitive information concerning or relating to (a) the Company or any of its affiliates, or (b) any third party that has disclosed or provided any of the same to the Company or its affiliates on a confidential basis. Confidential Information shall not include [1] any information which is now or becomes generally available to the public other than as a result of a wrongful disclosure by Dr. Roberts, [2] any information disclosed by Dr. Roberts which he reasonably and in good faith believes is required for the performance of his duties under this Agreement, [3] any information which is lawfully received by Dr. Roberts from a third party having no obligations of confidentiality to the Company or its affiliates, or [4] any information compelled to be disclosed by applicable law; provided that Dr. Roberts, to the extent not prohibited from so doing by applicable law, will give the Company prior written notice of the information to be so disclosed pursuant to clause [4] of this sentence as far in advance of its disclosure as may be practical, will disclose no more information than is required and will cooperate with any attempts by the Company to obtain a protection order or similar treatment.

2. THE COMPANY’S UNDERTAKINGS AND OBLIGATIONS
In exchange for the undertakings and obligations of Dr. Roberts set forth in Section 1, the Company agrees that:
•	It will compensate Dr. Roberts for the services provided hereunder in the amount of $75,000 annually, payable in full on each of January 3, 2007 and January 3, 2008 respectively.

•	Except as otherwise provided by this Agreement, nonqualified stock options and restricted stock previously granted to Dr. Roberts will remain subject to and will be treated in accordance with the terms and conditions of the respective stock plans and award agreements pursuant to which they were granted.

•	Dr. Roberts’ fully vested nonqualified stock options will not be adversely affected by this Agreement or his retirement from the Board of Directors and will remain exercisable at the existing exercise prices until the respective expiration dates set forth in each of the stock option award agreements. Dr. Roberts shall remain solely responsible for any taxes due upon exercise of such stock options.

•	The waiver of all remaining vesting periods relating to the shares of restricted stock previously issued to Dr. Roberts has been duly authorized, so that all forfeiture provisions shall lapse upon Dr. Roberts retirement from the Board of Directors, provided Dr. Roberts shall remain solely responsible for any taxes due upon the lapse of such restrictions and vesting of such shares.

•	It will fully gross-up any payments made or due to or benefits received by Dr. Roberts pursuant to this Agreement for the effect of an excise tax under Section 4999 of the Internal Revenue Code of 1986, if any.

•	Consultations with Dr. Roberts will be scheduled in a manner reasonably convenient to Dr. Roberts and consistent with the nature of the consultation and the Company will reimburse Dr. Roberts for any reasonable expenses incurred during the course of those consultations. Any requested services which go beyond the Economic Advice contemplated by this Agreement will be subject to entering into a mutually acceptable separate agreement.

•	Both before and after the date of this Advisory Agreement and in addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to agree in writing to assume the undertakings and obligations of this Agreement and to perform in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain this agreement from a Company successor before the effectiveness of any succession will be a breach of this Advisory Agreement and will entitle Dr. Roberts to receive immediately any compensation remaining from the Company or its successor in the amount described in Section 2, but Dr. Roberts shall have no further obligation to provide the Economic Advice. However, all other undertakings and obligations of the parties hereto shall remain in full force and effect, including but not limited, to the gross-up obligation and indemnification provisions. Except as provided in this section, this Advisory Agreement is not assignable by either Party without the written consent of the other Party.

•	The Company will continue to indemnify Dr. Roberts pursuant to the terms of the Indemnification Agreement, dated October 17, 2006, by and between the Company and Dr. Roberts, and to the full extent permitted by law, pursuant to the Company’s Certificate of Incorporation and By-Laws, and during the term hereof will cause Dr. Roberts to be named under and covered by a directors’ and officers’ liability insurance policy at least to the same extent as other persons then serving as directors or executive officers of the Company.

•	Upon execution of this Agreement, the Company will reimburse Dr. Roberts for the cost of his legal counsel in connection with the negotiation of this Agreement in an amount not to exceed $12,000.
3. DR. ROBERTS’ AND THE COMPANY’S MUTUAL UNDERSTANDINGS AND AGREEMENTS
Dr. Roberts and the Company also agree and understand that:
•	The Company and Dr. Roberts will mutually agree upon any press release or any other public announcement or statement with respect to the transactions contemplated by this Agreement specifically or in any manner relating to the Company and Dr. Roberts longstanding service as a director. Neither the Company nor Dr. Roberts shall issue any such press release, other public announcement or other public statements prior to such consultation and mutual agreement, except as, in the reasonable judgment of the relevant party, may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq Stock Market.

•	This Agreement will be administered to avoid imposition on Dr. Roberts of any excise taxes under Section 409A of the Internal Revenue Code of 1986.

•	Any disagreements about the effect of this Agreement will be resolved through binding arbitration to be held in Akron, Ohio subject to the rules of the American Arbitration Association and will be interpreted according to Ohio law.

A. SCHULMAN, INC.	DR. PAUL CRAIG ROBERTS

By: /s/ Terry L. Haines	/s/ Paul Craig Roberts

Its: Chief Executive Officer and President

Date: November 7, 2006	Date: November 7, 2006

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